UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 10, 2020

Rivulet Media, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-32201	33-0824714
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1206 East Warner Road, Suite 101-I, Gilbert, Arizona 85296

(Address of Principal Executive Offices) (Zip Code)

(480) 225-4052

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.	None.	None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01
Other Events.

Due to the recent outbreak of, and the local, state, and federal governmental responses to, the coronavirus (“COVID-19”), we are filing this Current Report on Form 8-K to rely on the relief that has been granted by the Securities and Exchange Commission (the “SEC”) pursuant to the order issued by the SEC on March 25, 2020, under Section 36 of the Securities and Exchange Act of 1934, as amended (such order, “Release No. 34-88465”). Release No. 34-88465 permits a registrant to file certain reports with the SEC up to 45 days after the original due date for the reports if the registrant’s ability to file such reports has been affected by COVID-19.

Our business has experienced significant disruptions due to the conditions surrounding COVID-19. Certain of our operations and personnel have been working remotely due to suggested or mandated social distancing and work from home orders and our management has devoted significant time and attention to assessing the potential impact of COVID-19 and related events on our operations and financial position, which has diverted management resources from completing tasks necessary to finalize the quarterly report on Form 10-Q for the period ended April 30, 2020 (“Form 10-Q”), originally due by June 15, 2020.

We plan to file the Form 10-Q by no later than July 1, 2020.

Risk Factor:

The recent novel coronavirus (COVID-19) outbreak could materially adversely affect our financial condition and results of operations. If the COVID-19 pandemic continues for an undetermined period, it may have a material adverse effect on our business. For example, as long as COVID-19 pandemic continues, we will have a limited ability to produce any films or television programs. The spread of COVID-19 may cause us to modify our business practices, and we may take further actions as may be required by government authorities or that we determine are in the best interests of our employees and our business. There is no certainty that such measures will be sufficient to mitigate the risks posed by the virus, and our ability to perform critical functions could be harmed.

These and similar, and perhaps more severe, disruptions in our operations could negatively impact our business, operating results, and financial condition. In addition, quarantines, stay-at-home, executive, and similar government orders, or the perception that such orders, shutdowns, or other restrictions on the conduct of business operations could occur, could severely affect the motion picture industry and audience behavior, or our ability to produce our film and television productions.

The spread of COVID-19, which has caused a broad impact globally, may materially affect us economically. While the potential economic impact brought by, and the duration of, COVID-19 may be difficult to assess or predict, it has significantly disrupted global financial markets, and may limit our ability to access capital, which could in the future negatively affect our liquidity. A recession or market correction resulting from the spread of COVID-19 could materially affect our business and the value of our common stock.

The ultimate impact of the COVID-19 outbreak or a similar health epidemic is highly uncertain and subject to change. We do not yet know the full extent of potential delays or impacts on our business or the global economy as a whole. However, the effects could have a material impact on our operations, and we will continue to monitor the COVID-19 situation closely.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 10, 2020

Rivulet Media, Inc., a Delaware corporation

By:	/s/ Mike Witherill
Mike Witherill, President

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